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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

                         Date of Report: May 17, 2002

                          ACT Teleconferencing, Inc.
            (Exact name of registrant as specified in its charter)

             Colorado                 0-27560                     84-1132665
      (State of Incorporation)   (Commission File No.)  (IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado                           80401
(Address of principal executive offices)                                Zip Code


                                (303) 235-9000
                        (Registrant's telephone number)

Item 5.  Regulation FD Disclosure

On May 17, 2002, we issued 500 shares of 6.5% Series C Convertible Preferred Stock for $4,635,000, net of financing fees of $365,000. We also issued callable warrants to purchase 229,885 shares of common stock at $5.00 per share which expire on May 17, 2007. The preferred stockholders may convert their shares into ACT common stock at a fixed price of $5.00 per share. The stock is subject to 15 mandatory monthly redemptions of approximately $333,000 commencing on August 17, 2002. We may make redemption payments in cash or by delivering shares of common stock based on a 10% discount to market price of the stock at that time. We have the right to defer any monthly redemption payment until one month following the latest scheduled (or deferred) payment.

Item 7.  Exhibits

The Exhibit index on page 2 of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ACT Teleconferencing, Inc.
                                           (Registrant)



Date: May 23, 2002                      By:  /s/ Gavin Thomson
                                           ------------------------------
                                           Gavin Thomson
                                           Chief Financial Officer


                                 Exhibit Index

No.   Description
---   ----------------------
(All exhibits are filed electronically)

 3.1 Certificates of Designation, Preferences, and Rights of Preferred Stock (Series C).
10.1  Securities Purchase Agreement for Preferred Stock dated May 17, 2002
10.2  Registration Rights Agreement with Preferred Shareholders
10.4  Form of Warrant Agreement with Preferred Shareholders

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